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                                                                      EXHIBIT 24



                                POWER OF ATTORNEY

         WHEREAS, UICI, a Delaware corporation (herein referred to as the "Company"), intends to file with the Securities and Exchange Commission, under the Securities Exchange Act of 1934, an Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

         WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his or her name, respectively;

         NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Gregory T. Mutz and Glenn W. Reed and each of them individually, his attorney with full power to act for him and in his name, place and stead, to sign his name in the capacity or capacities set forth below to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 2nd day of February, 2000.


Ronald L. Jensen, Chairman
and Director                        /s/ RONALD L. JENSEN
                                    ---------------------------------------


Gregory T. Mutz, Director and
President, Chief Executive
Officer, Principal Financial
Officer and Director                /s/ GREGORY T. MUTZ
                                    ---------------------------------------


Richard T. Mockler, Director        /s/ RICHARD T. MOCKLER
                                    ---------------------------------------


Patrick J. McLaughlin, Director     /s/ PATRICK J. MCLAUGHLIN
                                    ---------------------------------------


Stuart D. Bilton, Director          /s/ STUART D. BILTON
                                    ---------------------------------------


George H. Lane, III, Director       /s/ GEORGE H. LANE, III
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